Exhibit 99

Contact:

Maneesh K. Arora

Chief Financial Officer, Exact Sciences Corp.

608-284-5720

For Immediate Release

Exact Sciences reports fourth-quarter, full-year 2009 financial results

MADISON, Wis., Feb. 16, 2010 — Exact Sciences Corp. (Nasdaq: EXAS) today announced its financial results for the fourth quarter ended Dec. 31, 2009.

Exact reported total revenues of $1.2 million for the fourth quarter of 2009, compared to total revenues of ($109,000) during the same period of 2008. Fourth-quarter 2009 total revenues increased due to the quarterly non-cash allocation that resulted from a 2009 intellectual property license transaction.  Total revenues for the year ended Dec. 31, 2009, were $4.8 million, compared to total revenues of ($867,000) for the prior year.

Exact reported a net loss of ($1.8) million, or ($0.05) a share, for the fourth quarter of 2009. The company had a net loss of ($2.1) million, or ($0.08) a share, for the same period of 2008.  Exact’s net loss for the year ended Dec. 31, 2009, was ($9.1) million, or ($0.28) a share, compared to ($9.7) million, or ($0.36) a share, for the prior year.

Operating expenses for the fourth quarter of 2009 were $3.0 million, compared to $2.0 million for the same period of 2008. Operating expenses for the year ended Dec. 31, 2009, were $13.9 million, compared to $9.1 million for the same period of 2008.

Exact ended the fourth quarter of 2009 with cash, cash equivalents and marketable securities of $24.3 million, compared to $4.9 million at Dec. 31, 2008.

“After joining the company last April, the company’s new management outlined three key priorities for 2009: product development, clinical trial planning and creating a performance culture.  We are pleased with the great progress we made on each of those priorities,” said Kevin T. Conroy, the company’s president and chief executive. “We simplified our sDNA test and strengthened its detection capability by licensing Hologic’s qInvader chemistry.  We made significant strides in our clinical trial planning, engaging the FDA and others in our trial design, and initiating the recruitment of top-tier investigators.  We rebuilt our research and development team, improved our intellectual property portfolio and strengthened our balance sheet.

“The licensing and collaboration relationship we entered with Mayo Clinic at mid-year was an important part of the product development progress we made during 2009,” Mr. Conroy said.  “The broad research and development collaboration with Dr. David Ahlquist and his lab is a critical part of our ongoing product refinement efforts.”

Conference Call & Webcast with PowerPoint Presentation

Company management will host a conference call and webcast on Tuesday, Feb. 16, 2009, at 10 a.m. ET to discuss fourth-quarter and full-year 2009 results. The webcast will include a PowerPoint slide presentation. The webcast will be available at www.exactsciences.com. Domestic callers should dial 877-212-6082 and international callers should dial 707-287-9332. The access code for both domestic and international callers is 55095065. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company’s website. The conference call, webcast and replay are open to all interested parties.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.

Certain statements made in this press contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms.  Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected license fee revenues, expected research and development expenses, expected general and administrative expenses and our expectations concerning our business strategy.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008
Revenue:
Product royalty fees	$(2)	$(447)
License fees	1,246	338
Product	—	—
	1,244	(109)
Gross profit (loss):
Product royalty fees	7	—
	1,237	(109)

Operating Expenses:
Research and development	1,253	70
General and administrative	1,626	1,868
Sales and marketing	174	—
Restructuring	—	70
	3,053	2,008

Loss from operations	(1,816)	(2,117)

Interest income	1	8

Net loss	$(1,815)	$(2,109)

Net loss per share - basic and diluted	$(0.05)	$(0.08)

Weighted average common shares outstanding - basic and diluted	35,429	27,296

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Twelve Months Ended December 31,
	2009	2008
Revenue:
Product royalty fees	$25	$(2,234)
License fees	4,733	1,351
Product	—	16
	4,758	(867)
Gross profit (loss):
Product royalty fees	20	1
	4,738	(868)

Operating Expenses:
Research and development	4,213	2,034
General and administrative	9,510	6,469
Sales and marketing	226	—
Restructuring	(3)	602
	13,946	9,105

Loss from operations	(9,208)	(9,973)

Interest income	119	232

Net loss	$(9,089)	$(9,741)

Net loss per share - basic and diluted	$(0.28)	$(0.36)

Weighted average common shares outstanding - basic and diluted	32,791	27,212

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	December 31,	December 31,
	2009	2008
Assets
Unrestricted cash and cash equivalents	$21,924	$4,937
Short-term investments	2,404	—
Prepaid expenses	484	190
Property and equipment, net	458	76
Patent costs, net of accumulated amortization	—	95
Restricted cash	500	600
Total assets	$25,770	$5,898

Liabilities and stockholders’ equity (deficit)
Total current liabilities	$6,487	$5,031
Third party royalty obligation, less current portion	988	1,950
Long term debt	1,000
Long term accrued interest	1
Deferred license fees, less current portion	11,161	1,350
Total stockholders’ equity (deficit)	6,133	(2,433)
Total liabilities and stockholders’ equity (deficit)	$25,770	$5,898

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Company’s subsequent reports on Form 10-K